EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 2000 (except with respect to the matters discussed in Note 18, as to which the date is March 28, 2000) included in Hollywood.com, Inc.'s Form 10-K405 for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
    Miami, Florida
    October 15, 2000